EXHIBIT 10.1
Mustang Bio, Inc.

2019 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose.   The Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of Mustang Bio, Inc., a Delaware corporation, and any successor corporation thereto (collectively, “Mustang”), and any current or future parent corporation or subsidiary corporations of Mustang as the Board of Directors of Mustang (the “Board”) shall from time to time designate (collectively referred to as the “Company” and individually referred to as a “Participating Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Mustang. For purposes of the Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).
Mustang intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.
An employee participating in the Plan (a “Participant”) may withdraw such Participant’s accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan to purchase shares of common stock of Mustang (each a “Purchase Right”, and collectively, the “Purchase Rights”) which may or may not be exercised at the end of a Purchase Period.
2. Administration.   The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3. Share Reserve.   The maximum number of shares which may be issued under the Plan shall be Four Hundred Thousand (400,000) shares of Mustang’s authorized but unissued common stock, $0.0001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.
4. Eligibility.   Any employee of a Participating Company is eligible to participate in the Plan except employees who:
(a) customarily work 20 hours or less per week for a Participating Company;
(b) customarily work not more than five months in any calendar year for a Participating Company; or
(c) as of the start of an Offering, own stock of Mustang (or any parent or subsidiary corporation of Mustang) and/or own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of Mustang (or any parent or subsidiary corporation of Mustang), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Mustang (or any parent or subsidiary corporation of Mustang) within the meaning of section 423(b)(3) of the Code.
Notwithstanding anything herein contained to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company.

5. Offering Dates.
(a) Offering Periods.   Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an “Offering”) of approximately six (6) months duration (an “Offering Period”). The “Initial Offering Date” is September 1, 2019. The initial Offering shall be of six (6) months duration, shall commence on the Initial Offering Date and shall end on February 29, 2020 (the “Initial Offering Period”). Thereafter, Offering Periods shall commence on September 1 and end on February 28 (or 29 in the case of a leap year) and then commence on March 1 and end on August 31. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the first and/or last day of an Offering Period as set forth above is not a Trading Day (as defined below), such first and/or last day shall be deemed to be the last Trading Day before such day, respectively. For purposes of this Plan, “Trading Day” shall mean a day on which national stock exchanges are open for trading.
(b) Purchase Periods.   Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. The Purchase Period commencing on the Initial Offering Date of September 1, 2019 (the “First Purchase Period”) shall end on February 29, 2020. Each subsequent Purchase Period after the First Purchase Period will commence with the beginning of the respective Offering Period and end at the end of such respective Offering Period. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods, upon providing reasonable notice. In the event the first and/or last day of a Purchase Period as set forth above is not a Trading Day, such first and/or last day shall be deemed to be the last Trading Day before such day, respectively.
(c) Governmental Approval; Stockholder Approval.   Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining stockholder approval of the Plan as required pursuant to section 423(b)(2) of the Code. Notwithstanding the foregoing, such stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan’s Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining such stockholder approval of the Plan. If such stockholder approval is not obtained before the end of the Initial Offering Period, this Plan shall be deemed null and void and all rights hereunder shall terminate and each Participant’s accumulated payroll deductions shall be returned as soon as practicable after the termination, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) below), to the Participant, and the Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.
6. Participation in the Plan.   An eligible employee shall become a Participant on the Offering Date after satisfying the eligibility requirements and delivering to the Company not later than three (3) full business days before such Offering Date (the “Subscription Date”) a fully-completed subscription agreement (utilizing a form provided by the Company for such purpose) indicating the employee’s election to participate in the Plan and authorizing initial payroll deductions for the applicable Offering of 1% to 10% of the Participant’s Compensation. An eligible employee who does not deliver such a subscription agreement to the Company on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing such a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon providing reasonable notice. Each employee shall be required to comply with above participation requirements, as well as any other requirements set forth in this Plan, with respect to each Offering Period to be a Participant in such Offering Period.
7. Right to Purchase Shares.   Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase the lesser of:
(a) that number of whole Shares arrived at by dividing Twenty Five Thousand Dollars ($25,000.00) by the fair market value of a Share on the Offering Date of such Offering Period; and
(b) 5,000 Shares.
The “fair market value” of Shares shall be determined in accordance with paragraph 8 below. Shares may only be purchased under the Plan through a Participant’s payroll withholding pursuant to paragraph 9 below. In no event shall a Participant’s Purchase Right permit such Participant to acquire more Shares in any calendar year than is permitted under paragraph 10(a) hereof.
Notwithstanding anything herein to the contrary, each Purchase Right shall expire in accordance with paragraph 9(j) hereof.
8. Purchase Price.   The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of  (i) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (ii) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the lesser of  (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the given Purchase Date. For purposes of the plan, the “fair market value” of the Shares on the applicable dates shall be the closing sales price on The Nasdaq Global Market (or the average of the closing bid and asked prices if the Shares are so quoted instead) or as reported on such other national or regional securities exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported. If the relevant date does not fall on a day on which the Shares are quoted on The Nasdaq Global Market or such other national or regional securities exchange or market, the date on which the fair market value per Share shall be established shall be the last day on which the Shares were so quoted to such relevant date.
9. Payment of Purchase Price.   Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (i) shall include the Participant’s base salary before deduction for any contributions to any plan maintained by a Participating Company and described in section 401(k) or section 125 of the Code, commissions, overtime and bonuses and (ii) shall not include annual awards, other incentive payments, shift premiums, long-term disability, worker’s compensation or any other payments not specifically referenced in (i). Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement.
(a) Election to Decrease or Stop Withholding.   During an Offering Period, a Participant may elect to decrease the amount to be withheld as many times as desired, or to stop withholding (by reducing the Participant’s withholding election to 0%), from his or her Compensation by filing an amended subscription agreement with the Company on or before the “Change Notice Date.” The “Change Notice Date” shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time, upon reasonable notice.

(b) Limitations on Payroll Withholding.   The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be no less than one percent (1%) of the Participant’s Compensation (except where the Participant has elected under Section 9 (a) to decrease the amount of the Participant’s withholding election to 0%) for such pay period, and, unless such 0% withholding is in effect, shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant’s Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board, upon reasonable notice. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.
(c) Payroll Withholding.   Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.
(d) Participant Accounts.   An individual account shall be maintained under the Plan for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
(e) No Interest Paid.   Interest shall not be paid on sums withheld from a Participant’s Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.
(f) Exercise of Purchase Right.   On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Purchase Right or the limitations imposed by paragraph 10(a) hereof. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.
(g) Remaining Cash Balance.   Any cash balance remaining in a Participant’s account at the end of a Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.
(h) Tax Withholding.   At the time a Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares received pursuant to a Purchase Right are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.
(i) Company Established Procedures.   The Company may, from time to time, establish or change (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

(j) Expiration of Purchase Right.   Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.
10. Limitations on Purchase of Shares; Rights as a Stockholder.
(a) Fair Market Value Limitation.   Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (and under all other employee stock purchase plans which are intended to meet the requirements of section 423 of the Code sponsored by the Company or a parent or subsidiary corporation of the Company) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which such Participant’s Purchase Right with respect to such Offering Period remains outstanding under the Plan (and under all other employee stock purchase plans described in this sentence).
(b) Pro Rata Allocation.   In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan (as set forth in paragraph 3), the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.
(c) Rights as a Stockholder and Employee.   A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant’s Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company, or any Participating Company or interfere in any way with any right of the Company, to terminate the Participant’s employment at any time.
11. Withdrawal.
(a) Withdrawal From an Offering.   A Participant may withdraw from an Offering by signing and delivering to the Company a written notice of withdrawal on a form provided by the Company for such purpose (a “Withdrawal Notice”). Such withdrawal may be elected at any time up to three (3) full business days (or such other number of business days as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering. Unless otherwise indicated, withdrawal from an Offering shall not result in such Participant’s withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering effective as of the close of a given Offering, a Participant may immediately commence participation in the next offering commencing immediately thereafter by again satisfying the requirements of paragraphs 4 and 6 above. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering.
(b) Return of Payroll Deductions.   Upon withdrawal from an Offering pursuant to paragraph 11(a), the withdrawn Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares under the Plan shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.
12. Termination of Employment.   Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s right under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6 above.
13. Transfer of Control.   A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to Mustang:
(a) a merger or consolidation in which Mustang is not the surviving corporation;
(b) a merger or consolidation in which Mustang is the surviving corporation where the stockholders of Mustang before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Mustang;
(c) the sale, exchange, or transfer of all or substantially all of Mustang’s assets other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1, above) of Mustang;
(d) the direct or indirect sale or exchange by the stockholders of Mustang of all or substantially all of the stock of Mustang where the stockholders of Mustang before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Mustang after such sale or exchange; or
(e) the liquidation or dissolution of Mustang.
In the event of a Transfer of Control, the Board, in its sole discretion, may shorten the Purchase Period then in progress by setting a new Purchase Date, which shall be before the date of the proposed transaction giving rise to the Transfer of Control, or may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume Mustang’s rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the Acquiring Corporation. In the event of such termination, the payroll deductions credited to a Participant’s account since the last Purchase Date prior to such termination shall, as soon as practicable, be returned to the Participant. Interest shall not be paid on such sums returned to a Participant pursuant to this paragraph 13 unless the Board elects otherwise pursuant to paragraph 9(e) above.
14. Capital Changes.   In the event of changes in the common stock of Mustang due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in Mustang capitalization, or in the event of any merger (including a merger effected for the purpose of changing Mustang’s domicile), sale or other reorganization, appropriate adjustments shall be made by Mustang in the securities subject to purchase under a Purchase Right, the Plan’s share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.
15. Transferability.   A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Mustang, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate, and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.
16. Reports.   Each Participant who exercised all or part of his or her Purchase Right for an Offering shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 9(g) above, if any. In addition, each Participant shall be provided information concerning Mustang equivalent to that information generally made available to Mustang’s common stockholders.

17. Plan Term.   This Plan shall continue until terminated by the Board.
18. Restriction on Issuance of Shares.   The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to Mustang, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, Mustang may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
19. Legends.   The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. A Participant shall, at the request of Mustang, promptly present to Mustang any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph 19. Unless otherwise specified by Mustang, legends placed on such certificates may include but shall not be limited to the following:
“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE     . THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE.”
20. Notification of Sale of Shares.   Mustang may require a Participant to give Mustang prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two (2) years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. Mustang may require that until such time as a Participant disposes of Shares acquired upon exercise of a Purchase Right, the Participant shall hold all such Shares in the Participant’s name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. Mustang may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
21. Amendment or Termination of the Plan.   The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would change the number of Shares authorized for issuance under the Plan or would change the definition of the employees (or class of employees) eligible to participate in the Plan, including the corporations that may be designated by the Board as Participating Companies.

22. Section 409A.   The Purchase Rights under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of section 409A of the Code. However, if at any time the Board or other administrator determines that the Purchase Rights may be subject to section 409A of the Code, the Board or other administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding Purchase Rights as it may determine is necessary or desirable either to (a) exempt the Purchase Rights from section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Purchase Rights, or (b) comply with the requirements of section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
The foregoing Mustang Bio, Inc. 2019 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on the 27th day of March, 2019.